UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 June 8, 2016
Date of Report (Date of earliest event reported)

Gawk Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	333-180611	33-1220317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

5300 Melrose Avenue, Suite 42, Los Angeles, CA 90038
(Address of principal executive offices)

Registrant’s telephone number, including area code: 888-754-6190

N/A
(Former name of Company)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 8, 2016, Gawk Incorporated announced new program for publicly traded and private businesses, under its GawkTalk technology platform. Using the Market Awareness system, notification of a client's press release will be broadcast, day and date with its public release, to shareholders and potential and actual investors, with instructions to hear the client's Voice Broadcasted Press Release.

The Company’s Ringless Message Service does not disturb the recipient, but merely leaves the message that a press release has been distributed, and is available on financial exchanges, or the issuer's website. The Company provides the call list of actual and potential investors, with integration of the client's existing NOBO list, and conforms to all call lists in the National Do Not Call database. Calls are made 15 hours a day, from the opening of public markets, at 6:00 am PT on the east coast, to 9:00 pm PT. The Company provides a list of all numbers that reached either a busy signal or rang no answer, for which there is no cost, and schedules another call for the next day at a different time. Summary reports are emailed to the client nightly.

The press release relating to the foregoing is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: June 13, 2016	By:	/s/ Scott Kettle
Scott Kettle, CEO